EXHIBIT 99.1

United States Antimony Corporation Announces

Webcast set for

Friday, August 9, 2024, at 3:15 PM Central Time

to Review the Second Quarter and Six Months Ended

June 30, 2024 Operating and Financial Results

“The Critical Minerals and ZEO Company”

THOMPSON FALLS, MT / ACCESSWIRE / August 8, 2024 / United States Antimony Corporation ("USAC", the “Company”), (NYSE: UAMY) announces Webcast set for Friday, August 9, 2024, at 3:15 PM Central Time to review the Second Quarter and Six Months Ended June 30, 2024 Operating and Financial Results.

Title:	United States Antimony Corporation Second Quarter and Six Months Ended June 30, 2024 Operating and Financial Results Webcast
Date:	Friday, August 9, 2024, 3:15 PM Central Time
Webcast URL:	Webcast URL: https://www.webcaster4.com/Webcast/Page/2604/51069
Q&A:	Questions are to be typed and submitted through the online portal, accessed by the Webcast URL link.
Webcast Duration:	60 Minutes
Participant Numbers:	Toll Free: 888-506-0062 International: 973-528-0011 Participant Access Code: 178356
Webcast Replay Expiration:	Wednesday, August 14, 2024
Webcast Replay Location:	https://www.usantimony.com/ See Investors tab
Speakers:	Gary C. Evans, Chairman of the Board and Co-CEO Joseph Bardswich, Director and Co-CEO Rick Isaak, SVP and Chief Financial Officer

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S. and Mexico (“USAC” or “U.S. Antimony” or the “Company”, “we”, “us”, and “our”) sell processed antimony, precious metals, and zeolite products in the U.S. and Canada. The Company processes antimony ore primarily into antimony oxide, antimony metal, and antimony trisulfide. Our antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Our antimony metal is used in bearings, storage batteries, and ordnance. Our antimony trisulfide is used as a primer in ammunition. In its operations in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in soil amendment and fertilizer, water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, and other miscellaneous applications. We recover precious metals, primarily gold and silver, at our plant in Montana from antimony concentrates.

Forward-Looking Statements:

Readers should note that, in addition to the historical information contained herein, this press release and webcast may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs concerning future developments and their potential effects on the Company including matters related to the Company's operations, pending contracts and future revenues, financial performance, and profitability, ability to execute on its increased production and installation schedules for planned capital expenditures, and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's filings, including Form 10-K, Form 10-Q, Form 8-K, and other filings with the Securities and Exchange Commission.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance.

Contact:

United States Antimony Corporation

PO Box 643

47 Cox Gulch Rd.

Thompson Falls, Montana 59873-0643

E-Mail: Jmiller@usantimony.com

Phone: 813-505-0674

SOURCE: United States Antimony Corporation